                                                                     EXHIBIT 3.2

                                    BYE-LAWS


                                       OF


                                   TYCOM LTD.




                            Appleby Spurling & Kempe
                                   Cedar House
                                 41 Cedar Avenue
                                 Hamilton HM 12
                                     Bermuda
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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Interpretation............................................................   2
Registered Office.........................................................   4
Share rights..............................................................   4
Variation of rights.......................................................   5
Shares....................................................................   6
Increase of capital.......................................................   7
Alteration of capital.....................................................   7
Reduction of capital......................................................   8
Certificates..............................................................   8
Lien......................................................................   9
Calls on shares...........................................................  10
Forfeiture of shares......................................................  11
Register of Shareholders..................................................  12
Register of Directors and Officers........................................  12
Transfer of shares........................................................  12
Transmission of shares....................................................  13
General meetings..........................................................  14
Notice of general meetings................................................  15
Proceedings at general meetings...........................................  15
Voting....................................................................  17
Proxies and corporate representatives.....................................  20
Amalgamations.............................................................  22
Appointment and removal of Directors......................................  23
Resignation and disqualification of Directors.............................  25
Alternate Directors.......................................................  25
Directors' remuneration and expenses......................................  26
Directors' interests......................................................  26
Powers of the Board.......................................................  27
Delegation of the Board's powers..........................................  28
Proceedings of the Board..................................................  29
Officers..................................................................  31
Minutes...................................................................  32
Secretary and Resident Representative.....................................  32
The Seal..................................................................  32
Dividends and other payments..............................................  33
Reserves..................................................................  34
Capitalisation of reserves................................................  35
Record dates..............................................................  37
Accounting records........................................................  38
Auditors..................................................................  38
Untraced Shareholders.....................................................  39
Service of notices and other documents....................................  39
Destruction of documents..................................................  41
Winding up................................................................  42
Exemption and indemnification of Officers.................................  42
Alteration of Bye-Laws....................................................  43

                                    BYE-LAWS

                                       OF

                                   TYCOM LTD.


                                 INTERPRETATION

1.       In these Bye-Laws, unless the context otherwise requires:

         "Bermuda" means the Islands of Bermuda;

         "Board" means the board of directors for the time being of the Company;

         "Bye-Laws" means these bye-laws in their present form or as from time to time amended;

         "clear days" means, in relation to the period of a notice, that period excluding the day on which the notice is given or served, or deemed to be given or served, and the day for which it is given or on which it is to take effect;

         "Common Shares" means the common shares of par value US$0.25 per share (or such other par value as may result from any reorganisation of capital) in the capital of the Company;

         "Companies Acts" means every Bermuda statute, regulation and order from time to time in force concerning companies insofar as the same apply to the Company;

         "Company" means TyCom Ltd., a company incorporated in Bermuda with registration number EC 27968 ;

         "Director" means a director for the time being of the Company;

         "Officer" means a Director, Secretary, or other officer of the Company appointed pursuant to Bye-Law 104, but does not include any person holding the office of auditor in relation to the Company;

         "paid up" means paid up or credited as paid up;

         "person entitled by transmission" means a person whose entitlement to a share in consequence of the death or bankruptcy of a Shareholder or of any other event giving rise to its transmission by operation of law has been noted in the Register;

         "Preference Shares" means the 600,000,000 preference shares of par value US$1.00 per share (or such other par value as may result from any reorganisation of capital) in the capital of the Company, each having such rights and being subject to such restrictions as may be attached pursuant to Bye-law 4.3;

         "Register" means the register of shareholders of the Company and, except in Bye-Laws 37.1, 37.2 and 37.3, includes any branch register;

         "Registered Office" means the registered office for the time being of the Company;

         "Resident Representative" means the person or, if permitted by the Companies Act, the company appointed to perform the duties of resident representative of the Company as set out in the Companies Act 1981 (and includes any assistant or deputy resident representative appointed by the Board);

         "Resolution" means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders, adopted in general meeting in accordance with the provisions of these Bye-Laws;

         "Seal" means the common seal of the Company and includes any duplicate seal;

         "Secretary" means the Secretary of the Company or, if there are joint Secretaries, any of the joint Secretaries and includes a deputy or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

         "Shareholder" means a member of the Company;

         "share" means any share in the capital of the Company;

         "subsidiary" has the same meaning as in section 86 of the Companies Act 1981, except that references in that section to a company shall include any body corporate or other legal entity, whether incorporated or established in Bermuda or elsewhere; and

         "US dollars" or "US$" means United States dollars.

2. For the purposes of these Bye-Laws, unless the context otherwise requires:

2.1 a corporation shall be deemed to be present in person at a meeting if its representative, duly authorised pursuant to these Bye-Laws, is present;

2.2 words importing only the singular number include the plural number and vice versa;

2.3      words importing only one gender include the other genders;

2.4 references to a company include any body corporate or other legal entity, whether incorporated or established in Bermuda or elsewhere;

2.5 references to a person include any company, partnership or other body of persons, whether corporate or not, any trust and any government, governmental body or agency or public authority, whether of Bermuda or elsewhere;

2.6 references to writing include typewriting, printing, lithography, photography, electronic mail and other modes of representing or reproducing words in a legible and non-transitory form;

2.7 a reference to anything being done by electronic means includes its being done by means of any electronic or other communications equipment or facilities and references to any communication being delivered or received, or being delivered or received at a particular place, include the transmission of an electronic or similar communication, and to a recipient identified in such manner or by such means, as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

2.8 references to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an electronic or similar communication as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

2.9 references to a dividend include a distribution out of contributed surplus or any other distributable reserve;

2.10 any words or expressions defined in the Companies Acts, if not otherwise defined in or given a particular meaning by these Bye-Laws, have the same meaning in these Bye-Laws, except that the definition of "attorney" shall not apply;

2.11 any reference to any statute or statutory provision (whether of Bermuda or elsewhere) includes a reference to any modification or re-enactment of it for the time being in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and for the time being in force and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order for the time being in force; and

2.12 references to shares carrying the general right to vote at general meetings of the Company are to those shares (of any class or series) carrying the right to vote, other than shares which entitle the holders to vote only in limited circumstances or upon the occurrence of a specified event or condition (whether or not those circumstances have arisen or that event or condition has occurred).

                                REGISTERED OFFICE

3. The Registered Office shall be at such place in Bermuda as the Board from time to time decides.

                                  SHARE RIGHTS

4.1 Subject to the Companies Acts and to the rights conferred on the holders of any other class of shares, any share in the Company may be issued with or have attached to it such preferential, deferred, qualified or special rights, privileges or conditions as the Company may by Resolution decide or, if no such Resolution is in effect or insofar as the Resolution does not make specific provision, as the Board may from time to time determine.

4.2 Without limiting the foregoing and subject to the Companies Acts, the Company may issue preference shares (including the Preference Shares) which (i) are liable to be redeemed on the happening of a specified event or events or on a given date or dates and/or (ii) are liable to be redeemed at the option of the Company and/or the holder. The terms and manner of redemption of any redeemable Preference Shares shall be as the Board may by resolution determine before the allotment of such shares and the terms and manner of redemption of any other redeemable preference shares shall be either (i) as the Company may by Resolution determine or (ii) insofar as the Board is so authorised by any Resolution, as the Board may by resolution determine, in either case, before the allotment of such shares. A copy of any such Resolution or resolution of the Board for the time being in force shall be attached as an appendix to (but shall not form part of) these Bye-Laws.

4.3      The rights attaching to the Preference Shares shall be as follows :-

         4.3.1 Each Preference Share shall have attached to it such preferred, qualified or other special rights, privileges and conditions and be subject to such restrictions, whether in regard to dividend, return of capital, redemption, conversion into Common Shares or voting or otherwise, as the Board may determine on or before its allotment.

         4.3.2 The Board may allot the Preference Shares in more than one series and, if it does so, may designate each series in such manner as it deems appropriate to reflect the particular rights and restrictions attached to that series, which may differ in all or any respects from any other series of Preference Shares.

         4.3.3 The particular rights and restrictions attached to any Preference Share shall be recorded in a resolution of the Board. The Board may at any time before the allotment of any Preference Share by further resolution in any way amend such rights and restrictions or vary or revoke its designation. A copy of any such resolution or amending resolution for the time being in force shall be annexed as an appendix to (but shall not form part of) these Bye-Laws.

         4.3.4 The Board shall not attach to any Preference Share any rights or restriction which would alter or abrogate any of the special rights attached to any other class or series of preference shares for the time being in issue without such sanction as is required for any alteration or abrogation of such rights, unless expressly authorised to do so by the rights attaching to or by the terms of issue of such preference shares.

4.4 The terms of any redeemable preference shares (including the Preference Shares) may provide for the whole or any part of the amount due on redemption to be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts.

                              VARIATION OF RIGHTS

5.1 Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being in issue may, unless otherwise expressly provided in the rights attaching to or by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up), be altered or abrogated with the consent in writing of the holders of not less than 75 per cent. in nominal value of the issued shares of that class or with the sanction of a

         Resolution passed at a separate general meeting of the holders of shares of that class by a majority of not less than 75 per cent. of the votes cast.

5.2 All the provisions of these Bye-Laws relating to general meetings of the Company shall apply mutatis mutandis to any separate general meeting of any class of Shareholders, except that:

         5.2.1 the necessary quorum shall be two or more Shareholders present in person or by proxy together holding or representing not less than one- third in nominal amount of the issued shares of the relevant class; provided that, if the relevant class of Shareholders has only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum;

         5.2.2 each holder of shares of the class shall, on a poll, have one vote in respect of each share of the class held by him; and

         5.2.3 a poll may be demanded by any one holder of shares of the class, whether present in person or by proxy.

6. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered or abrogated by (i) the creation or issue of further shares ranking pari passu with them, (ii) the creation or issue for full value (as determined by the Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them or (iii) the purchase or redemption by the Company of any of its own shares.

                                     SHARES

7.1 Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original share capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options or other rights over or otherwise deal with or dispose of them to such persons, at such times and for such consideration and generally on such terms and conditions as the Board may from time to time determine.

7.2 Shares may be issued in fractional denominations and in such event the Company shall deal with such fractions to the same extent as its whole shares, so that a share in a fractional denomination shall have, in proportion to the fraction of a whole share which it represents, all the rights of a whole share, including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

8. The Board may, in connection with the issue of any shares, exercise all powers of paying commission and brokerage conferred or permitted by law.

9. Subject to the Companies Acts, the Company may purchase its own shares and the Board may authorise any exercise of the Company's power to purchase its own shares, whether in the market, by tender or by private treaty, at such prices and otherwise on such terms and conditions as the Board may from time to time determine. The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts.

10. Except only as otherwise provided in these Bye-Laws, as ordered by a court of competent jurisdiction or as otherwise required by law, the Company shall be entitled to treat the registered holder of any share or any fractional part of a share as the absolute owner of it and accordingly no person shall be recognised by the Company as holding any share or any fractional part of a share upon trust, and the Company shall not be bound by or required in any way to recognise (even when having notice of it) any interest or other right in any share or in any fractional part of a share except an absolute right to the entirety of the share or to the fractional part of a share in the registered holder of it.

                               INCREASE OF CAPITAL

11. The Company may from time to time increase its capital by such sum, to be divided into shares of such par value, as the Company by Resolution shall prescribe.

12. The Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

13. The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

                              ALTERATION OF CAPITAL

14.1     The Company may from time to time by Resolution:

         14.1.1 divide its shares into several classes and attach to them respectively any preferential, deferred, qualified or special rights, privileges or conditions;

         14.1.2 consolidate and divide all or any of its share capital into shares of larger par value than any of its existing shares;

         14.1.3 sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum, so, however, that in the sub- division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

         14.1.4 make provision for the issue and allotment of shares which do not carry any voting rights;

         14.1.5 cancel shares which, at the date of the passing of the relevant Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its authorised share capital by the amount of the shares so cancelled; and

         14.1.6   change the currency denomination of its share capital.

14.2 Where any difficulty arises in regard to any division, consolidation or sub-division under this Bye-Law 14, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the Shareholders who would have been entitled to the fractions, except that any proceeds in respect of any holding which are less than a sum fixed by the Board may be retained for the benefit of the Company. For the purpose of any such sale the Board may authorise some person to transfer the shares representing fractions to the purchaser, who shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

15. Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution convert any preference shares into redeemable preference shares.

                              REDUCTION OF CAPITAL

16. Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction in any manner of its issued share capital (but not to a sum less than the minimum share capital prescribed by its memorandum) or any share premium account.

17. In relation to any such reduction, the Company may by Resolution determine the terms upon which the reduction is to be effected, including, in the case of a reduction of part only of a class of shares, those shares to be affected.

                                  CERTIFICATES

18.1 Shares shall be issued in registered form. Unless otherwise provided by the rights attaching to or by the terms of issue of any particular shares, each Shareholder shall, upon becoming the holder of any share, be entitled to a share certificate for all the shares of each class held by him (and, on transferring a part of his holding, to a certificate for the balance), but the Board may decide not to issue certificates for any shares held by, or by the nominee of, any securities exchange or depository or any operator of any clearance or settlement system except at the request of any such person. In the case of a share held jointly by several persons, delivery of a certificate in their joint names to one of several joint holders shall be sufficient delivery to all.

18.2 Share certificates shall be in such form as the Board may from time to time prescribe, subject to the requirements of the Companies Acts. No fee shall be charged by the Company for issuing a share certificate.

19. If a share certificate is worn-out or defaced, or alleged to have been lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of wearing-out or defacement, on delivery of the certificate to the Company. The Board may require any such indemnity to be secured in such manner as the Board may think fit.

20.1 All certificates for shares (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms of issue of any shares otherwise provide, be issued under the Seal or a facsimile of it. Each certificate shall be signed by such person or persons (whether or not Officers) as the Board may from time to time decide, but the Board may determine that certificates for shares or for particular shares need not be signed by any person.

20.2 The Board may also determine, either generally or in any particular case, that any signatures on certificates for shares need not be autographic but may be affixed to such certificates by some mechanical means or may be facsimiles printed on such certificates. If any Officer who has signed, or whose facsimile signature has been used on, any such certificate ceases for any reason to hold his office, such certificate may nevertheless be issued as though that Officer had not ceased to hold such office.

21. Nothing in these Bye-Laws shall preclude (i) title to a share being evidenced or transferred otherwise than in writing to the extent permitted by the Companies Acts and otherwise as may be determined by the Board from time to time or (ii) the Board from recognising the renunciation of the allotment of any share by the allottee in favour of some other person on such terms and subject to such conditions as the Board may from time to time decide.

                                      LIEN

22. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently due or not, called or payable in respect of such share. The Company's lien on a share shall extend to all dividends payable on it. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.

23.1 The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently due nor until the expiration of 14 clear days after a notice, stating and demanding payment of the sum presently due and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share or the person entitled by transmission to it.

23.2 The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is due, and any residue shall (subject to a like lien for debts or liabilities not presently due as existed upon the share prior to the sale) be paid to the holder of, or the person entitled by transmission to, the share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the share to the purchaser. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

                                 CALLS ON SHARES

24.1 The Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue of the shares made payable at a date fixed by or in accordance with their terms of issue and each Shareholder shall (subject to the Company serving on him at least 14 clear days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

24.2 A call may be made payable by instalments and shall be deemed to be made at the time when the resolution of the Board authorising the call is passed.

24.3 A person on whom a call is made shall (in addition to the transferee) remain liable for it notwithstanding the subsequent transfer of the share in respect of which the call is made.

25. The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

26. If a sum called in respect of a share is not paid before or on the day appointed for its payment, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment to the time of actual payment at such rate not exceeding 15 per cent. per annum as the Board may determine, but the Board may waive payment of such interest, wholly or in part.

27. Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal value of the share or by way of premium, shall for all purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

28. The Board may, on the issue of any shares, differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

29. The Board may, if it thinks fit, receive all or any part of the moneys payable on a share beyond the sum actually called up on it if the holder is willing to make payment in advance and, on any moneys so paid in advance, may (until they would otherwise be due) pay interest at such rate as may be agreed between the Board and the Shareholder paying the sum in advance.

                              FORFEITURE OF SHARES

30. If a Shareholder fails to pay any call or instalment of a call on the day appointed for its payment, the Board may at any time while any part of such call or instalment remains unpaid serve on him a notice requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued. The notice shall state a further day (not being less than 14 clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or instalment is payable will be liable to be forfeited.

31. The Board may accept the surrender of any share liable to be forfeited, and, in any such case, references in these Bye-Laws to forfeiture include surrender.

32. If the requirements of any notice given under Bye-Law 30 are not complied with, any share in respect of which the notice was given may, at any time before payment of all calls or instalments and interest due in respect of it is made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited shares and not actually paid before the forfeiture.

33. When any share has been forfeited, notice of the forfeiture shall be served on the person who was before forfeiture the holder of the share or the person entitled by transmission to it, but no forfeiture shall be invalidated by any omission to give such notice.

34. A forfeited share shall become the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder of, or entitled to, the share or to any other person, on such terms and in such manner as the Board thinks fit. At any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

35. A person whose shares have been forfeited shall cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares, together with interest at such rate not exceeding 15 per cent. per annum as the Board may determine from the date of forfeiture until payment and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

36. An affidavit to the effect that the deponent is a Director or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on its sale, re-allotment or disposition, and the Board may authorise some person to transfer the share to the person to whom it is sold, re-allotted or disposed of. That person shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any), nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

                            REGISTER OF SHAREHOLDERS

37.1 The Register shall be kept in the manner prescribed by the Companies Acts at the Registered Office or at such other place in Bermuda as may be authorised by the Board from time to time.

37.2 The Company may also keep one or more branch registers at such place or places outside Bermuda to the extent and in the manner permitted by the Companies Acts and the Board may make such regulations as it thinks fit regarding the keeping of any branch register and may revoke or vary any such regulations. The Board may authorise any share on the Register to be included in a branch register or any share registered on a branch register to be registered on another branch register, provided that at all times the Register is maintained in accordance with the Companies Acts.

37.3 The Register or any branch register may be closed at such times and for such periods as the Board may from time to time decide, subject to the Companies Acts. Except during such time as it is closed, the Register and each branch register shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day.

37.4 Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any fractional part of a share, and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any provisions of Bye-Law 10.

                       REGISTER OF DIRECTORS AND OFFICERS

38. The Secretary shall maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day.

                               TRANSFER OF SHARES

39. Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may from time to time approve. The instrument of transfer may be endorsed on the certificate.

40.1 The instrument of transfer of a share shall be signed by or on behalf of the transferor and, if the share is not fully paid, by or on behalf of the transferee and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it. All instruments of transfer may be retained by the Company.

40.2 The Board may, in its absolute discretion and without assigning any reason for its decision, decline to register any transfer of any share which is not a fully paid share. The Board may also decline to register any transfer if:

         40.2.1 the instrument of transfer is not duly stamped, if required, and lodged at the Registered Office or any other place as the Board may from time to time specify for the purpose, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer; or

         40.2.2 the instrument of transfer is in respect of more than one class of share;

         40.2.3 the instrument of transfer is in favour of more than four persons jointly; or

         40.2.4 it is not satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda or the United States of America or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained.

40.3 Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Law 40.2 and Bye-Laws 39 and 41.

41. If the Board declines to register a transfer it shall, within one month after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

42. No fee shall be charged by the Company for registering any transfer or for making any entry in the Register concerning any other document relating to or affecting the title to any share.

                             TRANSMISSION OF SHARES

43. In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, or the estate representative, where he was sole holder, shall be the only person or persons recognised by the Company as having any title to his shares; but nothing in these Bye-Laws shall release the estate of a deceased holder from any liability in respect of any share held by him either solely or jointly with other persons. In this Bye-Law, estate representative means the person to whom probate or letters of administration or confirmation as executor has or have been granted under the laws of Bermuda, any country in the Commonwealth or any part of the United States of America or, failing such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.

44.1 In the case of a person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law, the Board may require the production to the Company of such evidence of his entitlement as is prescribed by the Companies Acts or, to the extent that no such evidence is prescribed, as may from time to time be required by the Board. Upon production of such evidence the name and address of the person so entitled shall be noted in the Register.

44.2 Subject to Bye-Law 45.2, any person entitled by transmission to a share shall be entitled to receive (and may give a discharge for) any dividends or other moneys payable in respect of the share, to attend and vote in respect of the share at general meetings of the Company and of the relevant class of Shareholders and generally to exercise in respect of the share all of the rights or privileges of a Shareholder as if he were registered as the holder of the share.

45.1 Any person entitled by transmission to a share may elect either to be registered himself as the holder of the share or to have some person nominated by him registered as the transferee of the share. If he elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall apply to any such notice or instrument of transfer as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

45.2 The Board may at any time give notice requiring a person entitled by transmission to a share to elect either to be registered himself or to transfer the share and if the notice is not complied with within 60 days the Board may withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.

46. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye- Laws 43, 44 and 45.

                                GENERAL MEETINGS

47.1 The Board shall convene and the Company shall hold annual general meetings in accordance with the requirements of the Companies Acts.

47.2 The Board may, whenever it thinks fit, and shall, on the requisition in writing of Shareholders holding such number of shares as is prescribed by, and made in accordance with, the Companies Acts, convene a general meeting. All general meetings other than annual general meetings shall be called special general meetings. Within 21 days from the date of delivery of any such requisition by Shareholders, the Board shall proceed duly to convene a special general meeting for a date which is not more than six months after the date of delivery of the requisition.

47.3 Each general meeting shall be held at such time and place as the Board decides.

                           NOTICE OF GENERAL MEETINGS

48. Any general meeting (whether annual or special) of the Company (other than an adjourned meeting) shall be called by at least 20 clear days' notice. The notice of a general meeting shall specify the place, day and time of the meeting (including any satellite meeting place arranged for the purposes of Bye-Law 52.2) and, in the case of a special general meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by these Bye-Laws to all Shareholders (other than those who, under the provisions of these Bye- Laws or the terms of issue of the shares which they hold, are not entitled to receive such notice from the Company) and to each Director and to the Resident Representative.

49. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

50. The chairman of the Board or, in his absence, the president of the Board shall preside as chairman at every general meeting of the Company or of any class of Shareholders. If there is no such chairman or president, or if at any meeting neither the chairman nor the president is present within 15 minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall appoint one of those Directors who is willing to act as chairman or, if only one Director is present, he shall preside as chairman, if willing to act. If none of the Directors present is willing to act as chairman, the Director or Directors present may appoint any other Officer who is present and willing to act as chairman. In default of any such appointment, the persons present and entitled to vote shall elect any Officer who is present and willing to act as chairman or, if no Officer is present or if none of the Officers present is willing to act as chairman, one of their number to be chairman.

51.1 No business shall be transacted at any general meeting or adjourned meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment or election of a chairman, which shall not be treated as part of the business of the meeting. Except as otherwise provided by the Companies Acts or these Bye- Laws, two Shareholders present in person or by proxy and having the right to attend and vote at the meeting shall be a quorum (provided that, if the Company shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum).

51.2 If within 30 minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for a meeting (other than an adjourned meeting) a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine. If within 30 minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for any adjourned meeting a quorum is not present, the meeting may be further adjourned to such other day and such other time and place as the chairman of the meeting may determine, but otherwise the meeting shall be dissolved. A meeting may not be adjourned under this Bye-Law 51.2 to a day which is more than 90 days after the day originally appointed for the meeting.

51.3 If it appears to the chairman of a general meeting that the place of the meeting specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend, the meeting is duly constituted and its proceedings are valid if the chairman is satisfied that adequate facilities are available, whether at the place of the meeting or elsewhere, to ensure that each such person who is unable to be accommodated at the place of the meeting is able to communicate simultaneously and instantaneously with the persons present at the place of the meeting, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities.

52.1 A meeting of the Shareholders or of any class of Shareholders may be held by such electronic means as the Board may from time to time approve and which permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

52.2 The Board may resolve to enable persons entitled to attend a general meeting of the Company or of any class of Shareholders to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The Shareholders present at any such satellite meeting place in person or by proxy and entitled to vote shall be counted in the quorum for, and shall be entitled to vote at, the general meeting in question if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that Shareholders attending at all the meeting places are able to:

         52.2.1 communicate simultaneously and instantaneously with the persons present at the other meeting place or places, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities; and

         52.2.2 have access to all documents which are required by the Companies Acts and these Bye-Laws to be made available at the meeting.

         The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place. If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place are or become inadequate for the purposes referred to above, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of such adjournment shall be valid.

53. Each Director and the Resident Representative shall be entitled to attend and speak at any general meeting of the Company or of any class of Shareholders.

54. The Board may make any security arrangements which it considers appropriate relating to the holding of a general meeting of the Company or of any class of Shareholders including, without limitation, arranging for any person attending a meeting to be searched and for items of personal property which may be taken into a meeting to be restricted, and any person who fails to comply with any such arrangements may be refused entry to the meeting.

55.1 Subject to the Companies Acts, a resolution may only be put to a vote at a general meeting of the Company or of any class of Shareholders if:

         55.1.1   it is proposed by or at the direction of the Board; or

         55.1.2   it is proposed at the direction of the Court; or

         55.1.3 it is proposed on the requisition in writing of such number of Shareholders as is prescribed by, and is made in accordance with, the relevant provisions of the Companies Acts; or

         55.1.4 the chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

55.2 No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the chairman of the meeting in his absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

55.3 If the chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

56. The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time (or sine die) and from place to place. In addition to any other power of adjournment conferred by law, the chairman of the meeting may at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (or sine die) if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed (prior to or at the meeting) by the Board. When a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the Board.

57. When a meeting is adjourned for three months or more or sine die, not less than 10 clear days' notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting. Except as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting from which the adjournment took place.

                                     VOTING

58. Except where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting of the

         Company or of any class of Shareholders shall be decided by a simple majority of the votes cast by Shareholders entitled to vote at such meeting.

59. Subject to any rights or restrictions for the time being attached to any class of shares, on a show of hands each Shareholder present in person or by proxy shall have one vote and, on a poll, each Shareholder present in person or by proxy shall have one vote for each share held by him.

60.1 At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands, unless (before, or immediately after the declaration of the result of, the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

         60.1.1   the chairman of the meeting; or

         60.1.2   at least three Shareholders present in person or by proxy; or

         60.1.3 a Shareholder or Shareholders present in person or by proxy holding between them not less than one-tenth of the total voting rights of all the Shareholders having the right to vote at such meeting; or

         60.1.4 a Shareholder or Shareholders present in person or by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one- tenth of the total sum paid up on all the shares conferring that right;

         and a demand for a poll by a person present as proxy for a Shareholder shall be as valid as if the Shareholder himself were present in person and made the demand.

60.2 A demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman of the meeting, and the demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

60.3 Unless a poll is demanded (and the demand is not withdrawn), a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or has been carried by a particular majority, or lost, or not carried by a particular majority, shall be conclusive, and an entry to that effect in the minutes of the meeting shall be conclusive evidence of that fact, without proof of the number or proportion of the votes recorded in favour of or against the resolution.

60.4 The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

61.1 A poll demanded on the election of a chairman of a meeting or on a question of adjournment of the meeting shall be taken at the meeting without adjournment. A poll demanded on any other question shall be taken at such time (either at the meeting or within 60 days after the meeting) and at such place as the chairman of the meeting may direct.

61.2 The Board may, before any meeting at which a poll may be demanded, determine the manner in which any poll is to be taken and the manner in which votes are to be counted, which may include provision for votes to be cast by electronic means by persons present in person or by proxy at the meeting and for the appointment of scrutineers. To the extent not so determined by the Board, such matters shall be determined by the chairman of the meeting. A person appointed to act as a scrutineer need not be a Shareholder.

61.3 It shall not be necessary (unless the chairman of the meeting otherwise directs) for notice to be given of a poll, whether taken at or after the meeting at which it is demanded.

62. On a poll votes may be cast either personally or by proxy. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

63. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

64. In the case of an equality of votes at a general meeting, the motion shall be deemed to be lost and the chairman of the meeting shall not be entitled to a second or casting vote.

65. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

66.1 Subject to Bye-law 66.2, a Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any court in Bermuda or elsewhere having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may vote by proxy and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

66.2 Evidence to the satisfaction of the Board of the authority of any person claiming the right to vote under Bye-law 66.1 shall be produced at the Registered Office (or at such other place as may be specified for the deposit of instruments of proxy) not later than the last time by which an instrument appointing a proxy must be deposited in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which that person proposes to vote and, in default, the right to vote shall not be exercisable

67. No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting of the Company or of any class of Shareholders in respect of any share held by him unless all calls or other sums presently payable by him in respect of that share have been paid.

68. No objection may be raised to the qualification of any voter or to the counting of, or failure to count, any vote except at the meeting at which the vote objected to is tendered. Any objection so raised shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that it may have affected the decision of the meeting. The decision of the chairman on any such matter shall be final and conclusive. Except as otherwise decided by the chairman, every vote counted and not disallowed at the meeting shall be valid and every vote disallowed or not counted shall be invalid.

                      PROXIES AND CORPORATE REPRESENTATIVES

69.1 A Shareholder may appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some only of his shares at any general meeting (including an adjourned meeting) or at any poll taken subsequently to the date of a meeting or adjourned meeting. A proxy need not be a Shareholder.

69.2 A Shareholder which is a corporation may appoint any person (or two or more persons in the alternative) as its representative to represent it and vote on its behalf (whether on a show of hands or on a poll) at any general meeting (including an adjourned meeting) or at any poll taken subsequently to the date of a meeting or adjourned meeting and such a corporate representative may exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder.

69.3 A Shareholder which is a corporation may appoint more than one such corporate representatives (with or without appointing any persons in the alternative) at any such meeting or poll provided that such appointment specifies the number of shares in respect of which each such appointee is authorised to act as such representative, not exceeding in aggregate the number of shares held by the appointor and carrying the right to attend and vote at the relevant meeting or poll.

69.4 The appointment of a proxy or a corporate representative in relation to a particular meeting shall, unless the contrary is stated, be valid for any adjournment of the meeting and the appointment of a proxy or a corporate representative in relation to a particular meeting or adjourned meeting shall, unless the contrary is stated, be valid for any poll demanded at, but taken subsequently to the date of, the meeting or adjourned meeting, as well as for a poll taken on the date of such meeting.

70. A Shareholder may appoint a standing proxy, with or without the power of substitution, or (if a corporation) a standing representative by delivery to the Registered Office (or at such other place as the Board may from time to time specify for such purpose) of evidence of such appointment. The appointment of such a standing proxy or representative shall be valid for every general meeting, adjourned meeting and poll taken subsequently to any meeting until such time as it is revoked by notice to the Company, but:

70.1 the appointment of a standing proxy or representative shall be deemed to be suspended at any meeting or poll taken subsequently to any meeting at which the Shareholder is present or in respect of which the Shareholder has specifically appointed another proxy or representative; and

70.2 the Board may from time to time require such evidence as it deems necessary as to the due execution and continuing validity of the appointment of any standing proxy or representative and, if it does so, the appointment of the standing proxy or representative shall be deemed to be suspended until such time as the Board determines that it has received the required evidence or other evidence satisfactory to it.

71.1 A proxy may be appointed by an instrument in writing in any common form or in such other form as the Board may approve, such instrument being executed under the hand of the appointor or of his attorney or agent authorised by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. A proxy may also be appointed in such other manner as the Board may from time to time approve.

71.2 Any instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative (other than a standing proxy or representative), together with such evidence as to its due execution as the Board may from time to time require, shall be delivered to the Registered Office (or to such other place or places as may be specified in the notice convening the meeting or in any notice of an adjourned meeting or, in either case, in any other information sent to Shareholders by or on behalf of the Board in relation to the meeting or adjourned meeting) by such time or times as may be specified in the notice of meeting or adjourned meeting or in any such other information (which times may differ when more than one place is so specified) or, if no such time is specified, at any time prior to the holding of the relevant meeting or adjourned meeting at which the appointee proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, and in default (but subject to Bye-Law 75) the appointment shall not be treated as valid.

71.3 Subject to Bye-Law 75, an instrument or other form of communication appointing or evidencing the appointment of a standing proxy or representative shall not be treated as valid until 24 hours after the time at which it, together with such evidence as to its due execution as the Board may from time to time require, is delivered to the Registered Office (or to such other place or places as the Board may from time to time specify for the purpose).

71.4 If the terms of appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the Shareholder who conferred such power. All the provisions of these Bye-Laws relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutatis mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.

72. The appointment of a proxy, whether a standing proxy or a proxy relating to a particular meeting or poll taken subsequent to a meeting, shall be deemed, unless the contrary is stated, to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution and on any other resolution put to a meeting for which it is valid in such manner as the proxy thinks fit.

73. A vote given by proxy, whether a standing proxy or a proxy relating to a particular meeting or poll taken subsequent to a meeting, shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the appointment of the proxy or of the authority under which it was executed, unless notice of such death, insanity or revocation was received by the Company at the Registered Office (or at any other place as may be specified for the delivery of instruments or other forms of communication appointing or evidencing the appointment of proxies in the notice convening the meeting or in any other information sent to Shareholders by or on behalf of the Board in relation to the meeting) at least one hour before the commencement of the meeting or adjourned meeting or the taking of the poll at which the vote is given or by such later time as the Board may decide, either generally or in any particular case.

74. Notwithstanding the preceding provisions of these Bye-Laws, the Board may decide, either generally or in any particular case, to treat an instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative as properly delivered for the purposes of these Bye-Laws if a copy or facsimile image of the instrument is sent by electronic means to the Registered Office (or to such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any other information sent by or on behalf of the Board in relation to the meeting or adjourned meeting).

75. Subject to the Companies Acts, the Board may also at its discretion waive any of the provisions of these Bye-Laws relating to the execution and deposit of an instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative or any ancillary matter (including, but without limitation, any requirement for the production or delivery of any instrument or other communication to any particular place or by any particular time or in any particular way) and, in any case in which it considers it appropriate, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at any general meeting.

                                  AMALGAMATIONS

76. Any amalgamation of the Company and another company shall require the approval of (i) the Board by a resolution passed with the approval of a majority of those Directors then in office and eligible to vote on that resolution and (ii) a Resolution passed by a majority of all the votes capable of being cast by holders of shares (whether or not of the same class), in addition to any other sanction required by the Companies Acts in respect of any variation of the rights of any class of Shareholders.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

77.1 The number or maximum number of Directors may be determined by the Company by Resolution but shall not in any event exceed 15 and shall be not less than 3.

77.2 Subject to Bye-law 77.4, the Directors shall be individuals appointed as follows:

         77.2.1 the Company by Resolution at the annual general meeting in each year or at any special general meeting called for the purpose may appoint any eligible person as a Director (but not so as to exceed the maximum number of Directors permitted by these Bye-Laws);

         77.2.2 if so authorised by the Company by Resolution at any general meeting, the Board may, by a resolution passed with the approval of a majority of the Directors then in office, appoint any persons as additional Directors, up to a number specified in the Resolution (but not so as to exceed the maximum number of Directors permitted by these Bye-Laws);

         77.2.3 so long as there remains in office a sufficient number of Directors to constitute a quorum of the Board in accordance with Bye-Law 98.1, the Board may, by a resolution passed with the approval of a majority of the Directors then in office, appoint any person as a Director to fill any vacancy occurring in the Board;

         and a Director so appointed shall (unless he is removed from office or his office is vacated in accordance with these Bye-Laws) hold office until the next annual general meeting of the Company after his appointment, when he shall retire. Each of the Directors in office at the date of adoption of these Bye-laws shall (unless he is removed from office or his office is vacated in accordance with these Bye-laws) hold office until the next following annual general meeting of the Company.

77.3 A Director retiring at an annual general meeting shall be eligible for re- appointment and shall retain office until the close of the meeting at which he retires or (if earlier) until a resolution is passed at that meeting not to fill the vacancy, or to appoint another person in his place, or the resolution to re-appoint him is put to a vote at the meeting and lost.

77.4 If at any annual general meeting at which a Director retires the Company does not fill the office vacated by such Director, the retiring Director, if willing to act, shall be deemed to be re-appointed, unless at the meeting a Resolution is passed not to fill the vacancy, or to reduce the number of Directors consequent upon his retirement, or to appoint another person in his place, or unless the Resolution to re-appoint him is put to a vote at the meeting and lost.

78.1 No person shall be eligible for appointment as a Director at any general meeting unless:

         78.1.1 he has been recommended for appointment by the Board in the notice of the meeting or in any other document sent to Shareholders by or on behalf of the Board in relation to the meeting; or

         78.1.2 in the case of an annual general meeting, he is a Director whose term of office is expiring at that meeting, or he has been nominated for election as a Director in accordance with Bye-Law 78.2.

         A Director need not be a Shareholder.

78.2 Any Shareholder may nominate a person for election as a Director at an annual general meeting or at a special general meeting called for the purpose by giving to the Secretary at the Registered Office a written notice of nomination containing the information required by Bye-Law
         78.3. To be valid, such a notice of nomination must be received:

         78.2.1 in the case of a person nominated for election at an annual general meeting, not less than 60 days nor more than 180 days prior to the scheduled date of that meeting or, if at the time the notice of nomination is given the date of that meeting is not known, the anniversary of the previous year's annual general meeting; or

         78.2.2 in the case of a person nominated for election at a special general meeting, within 10 days after the date on which the Company first publicly announces that such Special General Meeting is to be called for the purpose of electing Directors.

78.3     A notice of nomination shall:

         78.3.1 specify the meeting at which the person nominated is proposed for election as a Director;

         78.3.2 contain all such information relating to the nominee as is required in solicitations of proxies for the election of Directors or as may be otherwise required pursuant to Section 14 of, and Schedule 14A under, the United States Securities Exchange Act of 1934;

         78.3.3 state the names and addresses, as they appear in the Register, of the Shareholder(s) giving the notice and the class and number of shares which are held by such Shareholder(s) at the date of the notice and be signed by such Shareholder(s); and

         78.3.4 be accompanied by the written consent of the nominee to his being named in a proxy statement as a nominee and to serving as a Director, if elected.

79.1 A Director may be removed from office by Resolution passed at a special general meeting called for the purpose and any vacancy created by such removal may be filled at the meeting by the election of another eligible person as a Director in his place or, in the absence of any such election, by the Board.

79.2 Notice of any special general meeting called for the purpose of removing a Director shall be served upon the Director concerned not less than 14 clear days before the meeting.

79.3 A Director may also be removed from office by service on him of a notice in writing to that effect signed by not less than 80 per cent. in number of the Directors then in office. Such a notice may be contained in one document or in several documents in like form each signed by one or more of the Directors, but no such notice may be signed by an Alternate Director on behalf of his appointor.

80. Any removal from office of a Director shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such removal.

                  RESIGNATION AND DISQUALIFICATION OF DIRECTORS

81. In addition to those circumstances in which a Director may be removed from office pursuant to these Bye-Laws, the office of a Director shall be vacated:

81.1 if he resigns his office, on the date on which notice of his resignation is delivered to the Registered Office or tendered at a meeting of the Board or on such later date as may be specified in such notice; or

81.2 if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health, on the date on which the Board resolves that his office is vacated; or

81.3     on his becoming bankrupt; or

81.4     on his being prohibited by law from being a Director; or

81.5 on his ceasing to be a Director by virtue of any provision of the Companies Acts.

                               ALTERNATE DIRECTORS

82.1 Any Director may appoint any other person who is willing to act as his alternate director and may remove him from that office. An alternate director may also be a Director in his own right and may act as alternate to more than one Director. The appointment of an alternate director who is not a Director in his own right shall be subject to the approval of a majority of the Directors or a resolution of the Board. An alternate director need not be a Shareholder.

82.2 Any appointment or removal of an alternate director shall be effective on the appointor giving notice of such appointment or removal, signed by the appointor, to the Company at the Registered Office or to a meeting of the Board (or on such later date as may be specified in such notice). Any person appointed as an alternate director shall vacate his office as Alternate Director if the Director by whom he has been appointed vacates his office as a Director (otherwise than by retirement at a general meeting of the Company at which he is re-appointed) or removes him by notice to the Company or, in the case of an alternate director who is not a Director in his own right, if the Board so resolves.

83. An alternate director shall be entitled to receive notice of all meetings of the Board and of all meetings of any committee of the Board of which the Director appointing him is a member, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present and, except as expressly provided to the contrary in these Bye-Laws, generally to perform all the functions of any Director to whom he is alternate in his absence. Every person acting as an alternate director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature or approval of an alternate director to or of any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment notified to the Company provide to the contrary, be as effective as the signature or approval of the Director or Directors to whom he is alternate.

84. A person acting as an alternate director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An alternate director who is not a Director in his own right shall only be deemed to be a director of the Company for the purposes of the Companies Acts when performing the functions of his appointor. An alternate director may be paid expenses to the same extent as if he were a Director.

                      DIRECTORS' REMUNERATION AND EXPENSES

85.1 Each Director shall be entitled to receive such fees for his services as a Director, if any, as the Board may from time to time determine. Each Director shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director, including (but without limitation) his reasonable travelling, hotel and incidental expenses in attending and returning from meetings of the Board or any committee of the Board or general meetings.

85.2 Any Director who serves on any committee of the Board or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration or other amounts payable to a Director pursuant to any other Bye-Law.

85.3 The Board may from time to time determine that, subject to the requirements of the Companies Acts, all or part of any fees or other remuneration payable to any Director or other Officer of the Company shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board may decide.

                              DIRECTORS' INTERESTS

86.1 A Director may hold any other office or place of profit with the Company (except that of auditor) in addition to his office of Director for such period and upon such terms as the Board may determine and may be paid such extra remuneration for so doing

         (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, in addition to any remuneration or other amounts payable to a Director pursuant to any other Bye-Law.

86.2 A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

86.3     Subject to the Companies Acts, a Director notwithstanding his office
         (i) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested and (ii) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any company or other person promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company or other person held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company or person or voting or providing for the payment of remuneration to any such Directors as the directors or officers of such other company or person.

86.4 A Director who is in any way, whether directly or indirectly, to his knowledge interested in a contract with the Company or any of its subsidiaries shall declare the nature of his interest at the first opportunity at a meeting of the Board at which the question of entering into the contract is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested.

86.5 Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or other Officer declaring that he is a director or officer of or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

86.6 So long as, where it is necessary, he declares the nature of his interest, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

                               POWERS OF THE BOARD

87. Subject to the provisions of the Companies Acts and these Bye-Laws, the Board shall manage the business and affairs of the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws shall invalidate any prior act of the Board which would have been valid if that alteration had not been made. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and, except as otherwise expressly provided in these Bye-Laws, a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

88. The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other person.

89. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time determine.

90. The Board may exercise all the powers of the Company to grant or procure the grant or provision of benefits, including pensions, annuities or other allowances, to or for any person, including any Director or former Director, who has held any executive office or employment with, or whose services have directly or indirectly been of benefit to, the Company or any company which is or has been a subsidiary of the Company or otherwise associated with any of them or a predecessor in business of the Company or of any such other company, and to or for any relation or dependant of any such person, and to contribute to any fund and pay premiums for the purchase or provision of any such benefit, or for the insurance of any such person.

91. The Board may from time to time appoint one or more of its body to hold any executive office with the Company for such period and on such terms as the Board may determine and may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration, if any (whether by way of salary, commission, participation in profits or otherwise), as the Board may determine either in addition to or in lieu of his remuneration as a Director.

                        DELEGATION OF THE BOARD'S POWERS

92. The Board may by power of attorney or otherwise appoint any person, whether nominated directly or indirectly by the Board, to be the attorney or agent of the Company and may delegate to such person any of the Board's powers, authorities and discretions (with power to sub-delegate) for such period and subject to such conditions as it may think fit. The Board may revoke or vary any such appointment or delegation, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any such revocation or variation. Any such power of attorney or other document may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the Board may think fit.

93. The Board may entrust to and confer upon any Officer any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary all or any of such powers, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any revocation or variation.

94.1 The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether Directors or not) as it thinks fit, provided that the majority of the members of the committee are Directors. The Board may make any such delegation on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary such delegation, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any revocation or variation. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board. The power to delegate to a committee extends to all the powers, authorities and discretions of the Board generally (including, but without limitation, those conferred by Bye-Law 87) and shall not be limited by the fact that in certain provisions of these Bye-Laws, but not in others, express reference is made to a committee or to particular powers, authorities or discretions being exercised by the Board or by a committee of the Board.

94.2 The meetings and proceedings of any committee of the Board consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as they are capable of applying and are not superseded by any regulations imposed by the Board except that (i) unless otherwise determined by the Board, the quorum necessary for the transaction of business at any committee meeting shall be two members and (ii) no meeting of any committee consisting of two or more members shall be quorate for the purposes of exercising any of its powers, authorities and discretions unless a majority of those present are Directors.

                            PROCEEDINGS OF THE BOARD

95. The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Except where a greater majority is required by these Bye-Laws, questions arising at any meeting shall be determined by a majority of the votes cast. In the case of an equality of votes the motion shall be deemed to be lost and the chairman of the meeting shall not be entitled to a second or casting vote.

96. A meeting of the Board may at any time be summoned by the Chairman or, if there is no Chairman, by the President, if he is a Director. The Secretary shall also summon a meeting of the Board on the requisition of one-third or more in number of the Directors for the time being in office or, if more than 90 days has elapsed since the last meeting of the Board, on the requisition of any one Director.

97. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, facsimile or other electronic means at his last known address or any other address given by him to the Company for this purpose. A Director may waive notice of any meeting either prospectively or retroactively or at the meeting in question.

98.1 The quorum necessary for the transaction of business at any meeting of the Board shall be two Directors or a majority of the Directors then in office, whichever is the higher number, but in determining the majority of the Directors then in office for the purpose of ascertaining a quorum for the transaction of any particular business at a meeting there shall be disregarded any Director who is not permitted to vote on that business.

98.2 A Director shall not vote (or be counted in the quorum at a meeting) in respect of any resolution concerning his own appointment (including fixing or varying its terms), or the termination of his own appointment, as the holder of any office or place of profit with the Company or any other company in which the Company is interested but, where proposals are under consideration concerning the appointment (including fixing or varying its terms), or the termination of the appointment, of two or more Directors to offices or places of profit with the Company or any other company in which the Company is interested, those proposals may be divided and a separate resolution to be put in relation to each Director and in that case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution unless it concerns his own appointment or the termination of his own appointment.

98.3 Subject to Bye-Law 98.2, a Director who has disclosed his interest in a contract or arrangement with the Company, or in which the Company is otherwise interested, may vote (and be counted in the quorum at any meeting) in respect of any resolution concerning such contract or arrangement.

98.4 In the case of an alternate director, an interest of his appointor shall be treated as an interest of the alternate in addition to any interest which the alternate otherwise has.

98.5 If any question arises at any meeting as to the entitlement of any Director (other than the chairman of the meeting) to vote and the question is not resolved by his voluntarily agreeing to abstain from voting, the question shall be referred to the chairman of the meeting and his ruling in relation to the Director concerned shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned, so far as known to him, has not been fairly disclosed. If any question shall arise in respect of the chairman of the meeting and is not resolved by his voluntarily agreeing to abstain from voting, the question shall be decided by a resolution of the Board (for which purpose the chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be final and conclusive except in a case where the nature or extent of the interest of the chairman, so far as known to him, has not been fairly disclosed.

98.6 The Resident Representative shall, upon delivering written notice of an address for the purposes of receiving notice to the Registered Office, be entitled to receive notice of and to attend and be heard at and to receive minutes of all meetings of the Board.

98.7 The Company may by Resolution suspend or relax the provisions of this Bye- Law 98 to any extent or ratify any transaction not duly authorised by reason of a contravention of it.

99. So long as at least two Directors remain in office, the continuing Directors may act notwithstanding any vacancy in the Board, but, if less than two Directors remain in office, the sole continuing Director may act only for the purposes of calling a general meeting for such purposes as he thinks fit and of nominating a person or persons for appointment to the Board.

100. The chairman of the Board or, in his absence, any Director holding the office of president shall preside as chairman at every meeting of the Board. If there is no such chairman or president, or if at any meeting the chairman or the president is not present within 15 minutes after the time appointed for holding the meeting or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

101. A resolution in writing signed or approved by all the Directors shall be as valid and effectual as a resolution passed at a meeting of the Board duly called and constituted. Such a resolution may be contained in one document or in several documents in like form each signed or approved by one or more of the Directors.

102. A meeting of the Board may be held by such electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting will be deemed to take place where the largest group of those participating in the meeting are physically present together or, if there is no such group, where the chairman of the meeting then is.

103. All acts done in good faith by the Board or by any committee or by any person acting as a Director or member of a committee or any person authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

                                    OFFICERS

104.1 The Company shall have either a chairman and a deputy chairman or a president and vice-president, as the Board may from time to time determine, who shall be Directors and shall be elected by the Board. A person appointed to any such office shall vacate that office if he vacates his office as a Director (otherwise than by retirement at a general meeting of the Company at which he is re-appointed).

104.2 The Company may have such other Officers in addition to the Directors and the Secretary, as the Board may from time to time determine. Without limiting the foregoing, such other Officers may include a chairman and deputy chairman (if a president and vice-president are appointed under Bye- law 104.1) or a president and one or more vice-presidents (if a chairman and deputy chairman are appointed under Bye-law 104.1), to the extent that such Officers are not appointed pursuant to Bye-law 104.1. A person appointed to any such other office need not be a Director and the same person may hold more than one office.

104.3 Any person elected or appointed pursuant to this Bye-Law 104 shall hold office for such period and on such terms as the Board may determine and the Board may revoke or vary any such election or appointment at any time by resolution of a majority of the Directors then in office. Any such revocation or variation shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or variation. If any such office becomes vacant for any reason, the vacancy may be filled by the Board.

104.4 Except as provided in the Companies Acts or these Bye-Laws, the powers and duties of any Officer elected or appointed pursuant to this Bye-Law 104 shall be such as are determined from time to time by the Board.

                                     MINUTES

105.1 The Board shall cause minutes to be made and books kept for the purpose of recording all the proceedings at meetings of the Board and of any committee of the Board and at general meetings of the Company and of any class of Shareholders of the Company.

105.2 The minutes of general meetings of the Company and of any class of Shareholders of the Company shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day.

                      SECRETARY AND RESIDENT REPRESENTATIVE

106. The Secretary and, if required by the Companies Acts, the Resident Representative shall be appointed by the Board at such remuneration (if any) and on such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and those of the Resident Representative shall be those prescribed by the Companies Acts, together with such other duties as shall from time to time be prescribed by the Board.

107. A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

                                    THE SEAL

108.1 The Seal shall consist of a circular metal device with the name of the Company around its outer margin and the country and year of incorporation across its centre. The Company may also have for use in any territory outside Bermuda one or more additional Seals, each of which shall be a duplicate of the Seal except, in the case of a Seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word "Securities".

108.2 The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee of the Board. Subject to the Companies Acts and except as provided in Bye-Law 20, any instrument to which a Seal is affixed shall be signed by an Officer or by any person who has been authorised by the Board either generally or specifically to attest to the use of a Seal.

                          DIVIDENDS AND OTHER PAYMENTS

109. Subject to the Companies Acts, the Board may from time to time declare cash dividends to be paid to the Shareholders, according to their respective rights and interests, and may fix the time for the payment of such dividends.

110. Except insofar as the rights attaching to, or the terms of issue of, any shares otherwise provide:

110.1 all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of a call may be treated for the purpose of this Bye-Law 110 as paid up on the share;

110.2 dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; and

110.3 dividends shall be declared and paid in US dollars, but the Board may from time to time determine that dividends which may be declared or become due on shares held by all or some of those Shareholders whose registered addresses are in a particular territory shall be declared or paid in a currency other than US dollars and, if it does so, the Board may fix or otherwise determine the basis of conversion into that other currency, and payment of that converted amount in that currency shall be in full satisfaction of the entitlement to such dividend.

111. The Board may deduct from any dividend or other moneys payable to a Shareholder (either alone or jointly with another) by the Company on or in respect of any shares all sums of money (if any) due from him (either alone or jointly with another) to the Company on account of calls or otherwise in respect of shares of the Company.

112. No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company, unless the terms of issue of that share otherwise expressly provide.

113.1 Any dividend or other sum payable in cash to the holder of a share may be paid by cheque, warrant or other means approved by the Board and, in the case of a cheque or warrant, may be sent through the post addressed to the holder at his address in the Register (or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the share at his registered address as appearing in the Register) or addressed to such person at such address as the holder or joint holders may in writing direct.

113.2 Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of one or more of the holders and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.

113.3 In addition, any dividend or other sum payable to the holder of a share may be paid by a bank or other funds transfer system or by such other means as may be approved by the Board and to or through such person as the holder or joint holders may direct in writing, and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or when it has acted on any such direction.

113.4 Any one of two or more joint holders may give an effectual receipt for any dividend or other moneys payable or property distributable in respect of the shares held by such joint holders.

114.1 If (i) a payment for a dividend or other sum payable in respect of a share sent by the Company to the person entitled to it in accordance with these Bye-Laws is left uncashed or is returned to the Company and, after reasonable enquiries, the Company is unable to establish any new address or, with respect to a payment to be made by a funds transfer system, a new account, for that person or (ii) such a payment is left uncashed or returned to the Company on two consecutive occasions, the Company shall not be obliged to send any dividends or other sums payable in respect of that share to that person until he notifies the Company of an address or, where the payment is to be made by a funds transfer system, details of the account, to be used for the purpose.

114.2 Any dividend or other distribution in respect of a share which is unclaimed for a period of 12 years from the date on which it became payable shall be forfeited and shall revert to the Company. The payment by the Company of any unclaimed dividend or other distribution payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of it.

115. The Board may direct payment or satisfaction of any dividend or other distribution wholly or in part by the distribution of specific assets and, in particular, of paid up shares or debentures of any other company; and, where any difficulty arises in regard to such dividend or distribution, the Board may settle it as it thinks expedient, and in particular may authorise any person to sell and transfer any fractions, or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets, and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution, and may vest any such specific assets in trustees as may seem expedient to the Board.

                                    RESERVES

116. The Board may, before declaring any dividend or other distribution, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such manner as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

                           CAPITALISATION OF RESERVES

117.1 The Board may, at any time and from time to time, resolve that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled to it if distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted, distributed and credited as fully paid amongst such Shareholders, or partly in one way and partly in the other; provided that, for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid and provided further than any sum standing to the credit of a share premium account may only be applied in crediting as fully paid shares of the same class as that from which the relevant share premium was derived.

117.2 Where any difficulty arises in regard to any distribution under this Bye- Law 117, the Board may settle the same as it thinks expedient and, in particular, may make such provision as it thinks fit in the case of securities becoming distributable in fractions (including provision for the whole or part of the benefit of fractional entitlements to accrue to the Company) and may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in lieu of any fractional entitlements, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect to it, and such appointment shall be effective and binding upon the Shareholders.

118.1 Whenever the Board decides to make a capitalisation issue of shares under Bye-Law 117 it may, subject to the rights attached to any particular class of shares, also decide to offer any Shareholder the right to elect to forego his entitlement to receive additional shares under such capitalisation issue (or such part of his entitlement as the Board may determine) and to receive instead a payment in cash (a "cash option") in accordance with the following provisions of this Bye-Law 118.

118.2 The amount payable under and all other terms of the cash option shall be decided by the Board, which may fix a limit on the extent to which an election for the cash option shall be effective (whether by reference to a part of any Shareholder's total entitlement to additional shares or to the total number of additional shares in respect of which all such elections may be made on any occasion).

118.3 The Board shall give notice to the Shareholders of their rights of election in respect of the cash option and shall specify the procedure to be followed in order to make an election.

118.4 Payments to those Shareholders who elect to receive cash instead of their entitlement to further shares under such a capitalisation issue ("cash electors") may be made either (i) out of profits or reserves of the Company available for the payment of dividends or (ii) out of the net proceeds of sale of the shares to which the cash electors would have been entitled under such capitalisation issue but for their election to receive cash, or partly in one way and partly in the other, as the Board determines. To the extent that the Board determines that payment is to be made as in (ii) above, the Board shall be entitled to sell the additional shares to which the cash electors would have been entitled, to appoint some person to transfer those shares to the purchaser who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale shall be applied in or towards payment of the amounts due to cash electors in respect of their cash entitlement and, to the extent that they exceed that entitlement, may be retained by the Company for its benefit.

118.5 The Board may decide that Shareholders resident in territories where, in the opinion of the Board, compliance with local laws or regulations would be unduly onerous if those Shareholders were to receive additional shares, shall be deemed to have exercised rights of election to receive cash.

118.6 The Board may determine that any sums due in respect of a cash option to all or some of those Shareholders whose registered addresses are in a particular territory shall be paid in a currency other than US dollars and, if it does so, the Board may fix or otherwise determine the basis of conversion into the other currency and payment of that converted amount in that currency shall be in full satisfaction of the entitlement to such sum.

119.1 The Board may, subject to the rights attached to any particular class of shares, offer any Shareholder the right to elect to receive further shares, credited as fully paid, instead of cash in respect of all (or some part) of any dividend (a "scrip dividend") in accordance with the following provisions of this Bye-Law 119.

119.2 The basis of allotment of the further shares shall be decided by the Board so that, as nearly as may be considered convenient, the value of the further shares, including any fractional entitlement, is equal to the amount of the cash dividend which would otherwise have been paid. For these purposes the value of the further shares shall be calculated in such manner as may be determined by the Board, but the value shall not in any event be less than the par value of a share.

119.3 The Board shall give notice to the Shareholders of their rights of election in respect of the scrip dividend and shall specify the procedure to be followed in order to make an election.

119.4 The dividend or that part of it in respect of which an election for the scrip dividend is made shall not be paid and instead further shares shall be allotted in accordance with elections duly made and the Board shall capitalise a sum equal to not less than the aggregate par value of, nor more than the aggregate "value" (as determined under Bye-Law 119.2) of, the shares to be allotted, as the Board may determine out of such sums available for the purpose as the Board may consider appropriate.

119.5 The Board may decide that the right to elect for any scrip dividend shall not be made available to Shareholders resident in any territory where, in the opinion of the Board, compliance with local laws or regulations would be unduly onerous.

119.6 The Board may do all acts and things considered necessary or expedient to give effect to the provisions of a scrip dividend election and the issue of any shares in accordance with the provisions of this Bye-Law 119, and may make such provisions as it thinks fit for the case of shares becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than to the Shareholders concerned).

119.7 The Board may from time to time establish or vary a procedure for election mandates, under which a holder of shares may, in respect of any future dividends for which a right of election pursuant to this Bye-Law 119 is offered, elect to receive further shares in lieu of such dividend on the terms of such mandate.

                                  RECORD DATES

120.1 Notwithstanding any other provision of these Bye-Laws, the Company by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings of the Company or of any class of Shareholders or other documents. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice or other document is dispatched.

120.2 In relation to any general meeting of the Company or of any class of Shareholders or to any adjourned meeting or any poll taken subsequently to the date of a meeting or adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (a "record date") which is not more than 60 days before the date fixed for the meeting (the "meeting date") and, notwithstanding any provisions in these Bye-Laws to the contrary, in any such case:

         120.2.1 each person entered in the Register at the record date as a Shareholder, or a Shareholder of the relevant class, (a "record date holder") shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in relation to that meeting in respect of the shares, or the shares of the relevant class, registered in his name at the record date;

         120.2.2 as regards any shares, or shares of the relevant class, which are registered in the name of a record date holder at the record date but are not so registered at the meeting date ("relevant shares"), each holder of any relevant shares at the meeting date shall be deemed to have irrevocably appointed that record date holder as his proxy for the purpose of attending and voting in respect of those relevant shares at the relevant meeting (with power to appoint, or to authorise the appointment of, some other person as proxy), in such manner as the record date holder in his absolute discretion may determine; and

         120.2.3  accordingly, except through his proxy pursuant to Bye-law
                  120.2.2 above, a holder of relevant shares at the meeting date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in respect of the relevant shares at that meeting.

         The entry of the name of a person in the Register as a record date holder shall be sufficient evidence of his appointment as proxy in respect of any relevant shares for the purposes of this paragraph, but all the provisions of these Bye-Laws relating to the execution and deposit of an instrument appointing a proxy or any ancillary matter (including the Board's powers and discretions relevant to such matters) shall apply to any instrument appointing any person other than the record date holder as proxy in respect of any relevant shares.

                               ACCOUNTING RECORDS

121. The Board shall cause accounting records of the Company to be kept in accordance with the requirements of the Companies Acts.

122. The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit; provided that, if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as are required by the Companies Acts to be so kept. The records of account shall at all times be open to inspection by the Directors and, to the extent prescribed by the Companies Acts, by the Resident Representative. No Shareholder (other than an Officer) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

123. The Board shall procure that financial statements of the Company are prepared and audited in respect of each year or other period from time to time fixed by the Board and that those financial statements are made available to Shareholders and laid before the Company in general meeting in accordance with the requirements of the Companies Acts.

                                    AUDITORS

124.1 Auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

124.2 The auditors shall be entitled to receive notice of, and to attend and speak at, any general meeting at which financial statements on which the auditors have reported are laid before the Company or at which a resolution is to be proposed to remove them from office.

                              UNTRACED SHAREHOLDERS

125.1 The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a Shareholder or the shares to which a person is entitled by transmission if and provided that:

         125.1.1 during a period of 6 years no dividend in respect of those shares has been claimed and at least three cash dividends have become payable on the shares in question;

         125.1.2 on or after expiry of that period of 6 years the Company has inserted an advertisement in a newspaper circulating in the area of the last-registered address at which service of notices upon the Shareholder or person entitled by transmission may be effected in accordance with these Bye-Laws and in a national newspaper published in the relevant country, giving notice of its intention to sell such shares;

         125.1.3 during that period of 6 years and the period of three months following the publication of such advertisement the Company has not received any communication from such Shareholder or person entitled by transmission; and

         125.1.4 if so required by the rules of any securities exchange upon which the shares in question are listed for the time being, notice has been given to that exchange of the Company's intention to make such sale.

125.2 The Company's power of sale shall extend to any share which, on or before the date or first date on which any such advertisement appears, is issued in right of a share to which Bye-law 125.1 applies.

125.3 To give effect to any such sale the Board may authorise some person to transfer the shares to the purchaser who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Shareholder or person entitled by transmission for an amount equal to such proceeds and shall enter the name of such former Shareholder or person entitled by transmission in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board may from time to time think fit.

                     SERVICE OF NOTICES AND OTHER DOCUMENTS

126.1 Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by air mail where applicable) in a pre- paid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address. Any notice may also be served on any Shareholder by the Company by sending it to him by electronic means to such addressee (including any appropriate identification name or number) as he may from time to time notify to the Company for this purpose or as the Companies Acts may permit.

126.2 Any notice or other document which is sent by post shall be deemed to have been served or delivered on the second day after it was put in the post and, in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post. Any notice or other document not sent by post but left at a registered address shall be deemed to have been served or delivered on the day it was so left. Any notice sent by electronic means during normal business hours on any business day shall be deemed to have been served on the day on which it is sent and any notice so sent at any other time shall be deemed to have been served on the next day which is a normal business day (normal business hours and business days being ascertained for this purpose by reference to such hours and days in the place or territory to which the notice is so sent).

127. If at any time by reason of the suspension or curtailment of postal services within Bermuda or any other territory the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper published in the territory concerned and such notice shall be deemed to have been duly served on each person entitled to receive it in that territory on the day, or on the first day, on which the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least five clear days before the meeting the posting of notices to addresses throughout that territory again becomes practicable.

128. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.

129. In the case of a person entitled by transmission to a share, any notice or other document shall be served on or delivered to him as if he were the holder of that share and his address noted in the Register were his registered address. In any other case, any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that the Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder.

130. A Shareholder shall not be entitled to receive any communication from the Company if two consecutive communications addressed to him, and properly served under these Bye-laws, have been returned to the Company undelivered but he shall again become entitled to receive communications following written notice from him to the Company of a new or corrected registered address. For the purposes of this Bye-law, references to a communication include (without limitation) notices of general meetings and any cheque or other instrument of payment or attempted payment by a funds transfer system; but nothing in this Bye-Law shall entitle the Company to cease sending any cheques, warrants or orders or otherwise to cease making any payments for dividends or other monies payable in respect of shares, unless it is so entitled under Bye-Law 114.1.

                            DESTRUCTION OF DOCUMENTS

131.1 The Board may authorise or arrange the destruction of documents held by the Company as follows:

         131.1.1 at any time after the expiration of six years from the date of registration, all instruments of transfer of shares and all other documents transferring or purporting to transfer shares or representing or purporting to represent the right to be registered as the holder of shares on the faith of which entries have been made in the Register;

         131.1.2 at any time after the expiration of one year from the date of cancellation, all registered share certificates which have been cancelled;

         131.1.3 at any time after the expiration of two years from the date of recording them, all dividend mandates and notifications of change of address; and

         131.1.4 at any time after the expiration of one year from the date of actual payment, all paid dividend warrants and cheques.

131.2    It shall conclusively be presumed in favour of the Company that:

         131.2.1 every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

         131.2.2 every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

         131.2.3 every share certificate so destroyed was a valid certificate duly and properly cancelled;

         131.2.4 every other document mentioned in Bye-law 131.1 above so destroyed was a valid and effective document in accordance with the particulars of it recorded in the books and records of the Company; and

         131.2.5 every paid dividend warrant and cheque so destroyed was duly paid.

131.3 The provisions of Bye-law 131.2 shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant.

131.4 Nothing in this Bye-Law 131 shall be construed as imposing on the Company or the Board any liability in respect of the destruction of any document earlier than as stated in Bye-law 131.1 above or in any other circumstances in which liability would not attach to the Company or the Board in the absence of this Bye-Law 131.

131.5 References in this Bye-Law 131 to the destruction of any document include references to its disposal in any manner.

                                   WINDING UP

132. If the Company is wound up, the liquidator may, with the sanction of a Resolution and any other sanction required by the Companies Acts:

132.1 divide among the Shareholders in specie the whole or any part of the assets of the Company (whether they consist of property of the same kind or not) and for such purposes set such value as he deems fair on any property to be so divided and determine how such division shall be carried out as between the Shareholders or different classes of Shareholders; and

132.2 vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, thinks fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

                    EXEMPTION AND INDEMNIFICATION OF OFFICERS

133.1 Subject always to Bye-law 133.5, no Officer shall be liable for the acts, receipts, neglects or defaults of any other Officer nor, so long as he has acted honestly and in good faith with a view to the best interests of the Company, shall any Officer be liable in respect of any negligence, default or breach of duty on his own part in relation to the Company or any subsidiary of the Company, or for any loss, misfortune or damage which may happen, in or arising out of the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office.

133.2 Subject always to Bye-law 133.5, every Officer shall be indemnified out of the funds of the Company against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) arising out of the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office (including but not limited to liabilities attaching to him and losses arising by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company or any subsidiary of the Company).

133.3 The Board shall have power to purchase and maintain insurances for the benefit of any persons who are or were at any time Officers or employees of the Company, or of any other company which is its holding company or of any other company which is a subsidiary of the Company or such holding company or in which the Company or
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                                       43

         such holding company has any direct or indirect interest, including (without limitation) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported performance of their duties or powers or offices in relation to the Company or such other company.

133.4 In this Bye-Law 133 (i) the term "Officer" includes, in addition to the persons specified in the definition of that term in Bye-Law 1, the Resident Representative, an alternate director, a member of a committee constituted under Bye-Law 94 and any person acting as an Officer or committee member in the reasonable belief that he has been so appointed or elected, notwithstanding any defect in such appointment or election; and (ii) where the context so admits, references to an Officer include the estate and personal representatives of a deceased Officer or any such other person.

133.5 The provisions for exemption from liability and indemnity contained in this Bye-Law shall have effect to the fullest extent permitted by law, but shall not extend to any matter which would render any of them void pursuant to the Companies Acts.

134.1 To the extent that any person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of an amount paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

134.2 The rights to indemnification and reimbursement of expenses provided by these Bye-Laws are in addition to any other rights to which a person may be entitled.

                             ALTERATION OF BYE-LAWS

135. These Bye-Laws may be revoked or amended only by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board passed by a majority of the Directors then in office and eligible to vote on that resolution, but no such revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by a Resolution approved by Shareholders holding not less than a majority in nominal amount of the issued shares of the Company carrying the general right to vote at general meetings.